UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2026
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PAGERDUTY, INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-38856	27-2793871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Townsend St., Suite 200 San Francisco, California		94103
(Address of Principal Executive Offices)		(Zip Code)
(844) 800-3889
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.000005 par value per share	PD	New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2026, PagerDuty, Inc. (the “Company”) announced the appointment of Eric Prengel as the Company’s Chief Financial Officer (“CFO”), effective June 22, 2026 (the “Appointment Date”). In connection with the Company’s planned leadership transition, Howard Wilson, who has served as the CFO of the Company since 2016, has ceased serving as CFO on the Appointment Date, as previously disclosed. From the Appointment Date until no later than February 28, 2027, Mr. Wilson will serve as a Strategic Advisor to the Company.

Appointment of Mr. Prengel as CFO

As of the Appointment Date, Mr. Prengel has been appointed as the Company’s CFO to serve until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Mr. Prengel, 44, most recently served as Global Vice President of Finance at Elastic N.V. (ESTC), a platform for enterprise search, observability, and cybersecurity, from January 2023 until June 2026, where he led FP&A, Strategic Finance, Investor Relations, Deal Desk, Procurement, and Enterprise Data, and previously served as Interim Chief Financial Officer of the company from December 2024 until March 2025. Prior to Elastic, Mr. Prengel served as Head of West Coast Technology Investment Banking from September 2021 until January 2023, and as Managing Director from July 2020 until September 2021, each at J.P. Morgan. He has also held investment banking positions at Deutsche Bank and Thomas Weisel Partners, and began his career as a management consultant at Stern Stewart & Co. Mr. Prengel holds a B.A. in Economics from the University of Pennsylvania.

Offer Letter with Mr. Prengel

In connection with Mr. Prengel’s appointment as CFO, the Company and Mr. Prengel entered into an offer letter (the “Offer Letter”) pursuant to which Mr. Prengel’s annual base salary will be $460,000 (subject to applicable withholding) and his target annual bonus opportunity will be 75% of his annual base salary (with his annual bonus with respect to fiscal year 2027 to be prorated), based on achievement of applicable performance metrics. In addition, Mr. Prengel will be eligible to receive equity awards consisting of the following: (a) a restricted stock unit award covering 600,000 shares of the Company’s common stock (the “Common Stock”), to be granted on the Company’s first regular quarterly grant date following Mr. Prengel’s employment start date and subject to time-based vesting over four years; and (b) a performance-based restricted stock unit award covering 300,000 shares of Common Stock (at target), to be granted on the Company’s first regular quarterly grant date following Mr. Prengel’s employment start date and which is eligible to be earned based on applicable annual performance metrics over a specified performance period to be determined by the Company’s board of directors or a committee thereof.

With respect to severance, Mr. Prengel will be eligible to participate as a Tier 2 Participant in the Company’s Amended and Restated Executive Severance and Change in Control Policy, which is attached as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31. 2023, which was filed with the Securities and Exchange Commission on December 1, 2023, subject to all terms and conditions of such policy.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Offer Letter, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarterly period ending July 31, 2026. Mr. Prengel will also enter into the Company’s standard form of indemnification agreement, the form of which is attached as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (333-230323), which was filed with the Securities and Exchange Commission on March 15, 2019.

Item 7.01 Regulation FD Disclosure.

On June 22, 2026, the Company issued a press release announcing the appointment of Mr. Prengel as the Company’s CFO. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that section. The information in this Item 7.01 shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 22, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PagerDuty, Inc.

Date: June 22, 2026	By:	/s/ Christopher Ferro
	Name:	Christopher Ferro
	Title:	Chief Legal Officer & Secretary